SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                        ----------------

                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):
                        February 19, 1999

                       TEMPLE-INLAND INC.
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        (Exact Name of Registrant as Specified in Charter)

  Delaware                001-08634                 75-1903917
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(State   or  Other       (Commission              (IRS Employer
Jurisdiction of          File Number)         Identification No.)
Incorporation)

      303 South Temple Drive
           Diboll, Texas                                   75941
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(Address  of  Principal Executive Offices)              (Zip Code)

Registrant's  telephone number, including area code:
                 (409)  829-5511

                          Not applicable
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  (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS.

     On February 5, 1999, the Board of Directors of Temple-Inland Inc. (the "Company") approved the extension of the benefits afforded by the Company's existing stockholder rights plan. The extension of the rights plan was effected by adopting a new stockholder rights plan to take effect upon the expiration (or earlier termination) of the existing rights plan. In accordance with the plan, new stock purchase rights will be distributed to the holders of record of the Company's common stock at the time the existing rights plan terminates. The rights plan, as extended, will expire in 2009.

     As with stockholder rights plans generally, the Company's rights plan, as extended, is designed to enable the Company's Board of Directors to protect stockholder interests in the event of an unsolicited attempt to acquire the Company. The Company believes that coercive and inadequate takeover attempts continue to present risks to both short-term and long-term stockholder interests and, accordingly, are not in the best interests of the Company and its stockholders. The extension of the Company's existing rights plan is designed to enable the Company's Board of Directors to continue to act effectively in protecting stockholder values upon the expiration of the current plan. The rights plan, as extended, is not aimed at preventing a takeover, but rather at better ensuring that any potential acquirer negotiates with the Company's Board of Directors prior to attempting a takeover. The Company's management is not aware of any specific effort to acquire control of the Company.

     Pursuant to the Rights Agreement, dated as of February 20, 1999 (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent, the Company granted to each holder of a share of the common stock, par value $1.00 per share, of the Company (the "Common Stock") outstanding at the close of business on February 20, 1999 (the "Record Date"), one-half of a right (the "Rights") for each share of Common Stock held as of the Record Date. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock"), at a price of $200 (the "Purchase Price"), subject to adjustment in certain circumstances.

     The Rights generally will not become exercisable unless and until, among other things, (i) ten business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20 percent or more of the outstanding Common Stock (the "Stock Acquisition Date") or (ii) ten business days (or such later date as may be determined by the Board of Directors of the Company) following the commencement of a tender offer or exchange offer by any person or group if upon consummation thereof, such person or group would be the beneficial owner of 25 percent or more of the outstanding Common Stock.






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     At any time after the date of the Rights Agreement until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"), payable in cash, Common Stock, or other consideration deemed appropriate by the Board of Directors of the Company. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. After the redemption period has expired, the Company's right of redemption may be reinstated if, pursuant to a transaction or series of transactions not involving the Company, the beneficial ownership of an Acquiring Person is reduced to ten percent or less of the outstanding shares of Common Stock.

     The Board of Directors may, at its option, at any time prior to the close of business on the earlier of (i) ten days following the Stock Acquisition Date or (ii) February 20, 2009, redeem all but not less than all the then outstanding Rights at the redemption price or $0.01 per Right.

     A description of the new Rights is set forth in the Rights
Agreement, a copy of which is filed herewith and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS.

     The following exhibits, as required by Item 601 of Regulation S-K, are attached to this Current Report:

Exhibit
  No.              Description
-------            -----------

     1    -    Form of Rights Agreement, dated as of
               February 20, 1999, between Temple-Inland Inc. and
               First Chicago Trust Company of New York, as Rights
               Agent, which includes as Exhibit A thereto the Form of Rights Certificate (incorporated by reference to the Registrant's Form 8-A dated
               February 19, 1999).















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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   TEMPLE-INLAND INC.


                                   By: /s/ M. Richard Warner
                                       --------------------------
                                   Name: M. Richard Warner
                                   Title: Vice President, General
                                          Counsel, and Secretary

Dated: February 19, 1999

















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                          EXHIBIT INDEX


Exhibit
  No.         Description                              Page
------        -----------                              ----

     1    -    Form of Rights Agreement,
               dated as of February 20, 1999, between
               Temple-Inland Inc. and First Chicago
               Trust Company of New York, as Rights
               Agent, which includes as Exhibit A
               thereto the Form of Rights Certificate
               (incorporated by reference to the
               Registrant's Form 8-A dated February 19,
               1999).